Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

Warrant No. 1

Warrant

to Purchase 5,500,000 Shares (Subject to Adjustment) of Common Stock of

LUMOS NETWORKS CORP.

This Warrant (the “Warrant”) entitles the Holder (as defined in Section 1 below), for value received, to purchase from LUMOS NETWORKS CORP., a Delaware corporation (including any successor corporation, the “Company”), at any time and from time to time prior to the Expiration Date (as defined in Section 1 below), subject to the terms and conditions set forth herein, all or any portion of the Warrant Shares (as defined in Section 1 below) at the Exercise Price (as defined in Section 1 below). This Warrant is issued subject to the following terms and conditions:

1. Definitions As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Warrant, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“business day” (whether such term is capitalized or not) means any day except Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or required by law or other governmental action to close.

“Closing Price” means on any date (i) if the Common Stock is listed on The NASDAQ Stock Market LLC or listed on another national securities exchange, then the last reported sale price per share of Common Stock on The NASDAQ Stock Market LLC or any such national securities exchange in which such Common Stock is listed, as the case may be, on such date, (ii) if the Common Stock is actively traded over-the-counter, then the last sales price quoted, if determinable, or, if not determinable, the average of the closing bid and asked prices quoted on the OTC Bulletin Board (or similar system) on such date or (iii) if such Common Stock is not traded, quoted or listed on The NASDAQ Stock Market LLC or any other national securities exchange or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the board of directors of the Company

“Common Stock” means the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 3.6 hereof.

“Company” has the meaning set forth in the preamble hereof.

“Excluded Stock” means (i) securities issued pursuant to a strategic transaction by the Company approved by the board of directors of the Company by merger, asset purchase, stock purchase, joint venture or any other reorganization; provided, the Company is the surviving corporation after such transaction; (ii) securities issued in connection with any stock split, subdivision or stock dividend in respect of which the adjustment provided for in Section 3.1 applies or distributions of securities for which the adjustment provided for in Section 3.2 or Section 3.3 applies; and (iii) securities issued to employees, officers, directors or consultants of the Company or its Subsidiaries pursuant to a stock option plan or stock incentive plan approved by the board of directors of the Company.

“Exercise Date” means the date on which the Holder exercises its right to exercise the Warrant.

“Exercise Price” means initially the Initial Exercise Price, as such amount may be adjusted from time to time pursuant to Section 3 hereof.

“Expiration Date” means August 6, 2022.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” means the Initial Holder and any other Person that acquires all or a portion of this Warrant.

“Initial Exercise Price” means $13.99 per share of Common Stock.

“Initial Holder” means Lumos Investment Holdings, Ltd. and its successors.

“Investors Rights Agreement” means that certain Investors Rights Agreement, dated as of the date hereof, as it may be amended from time to time, by and among the Company and the Investor (as such term is defined therein).

“Market Price” means the average of the Closing Price of the shares of Common Stock for the five (5) consecutive Trading Day period ending on, and including the Trading Day immediately prior to, the Exercise Date.

“Offer Expiration Date” means the last date on which tenders or exchanges may be made pursuant to a tender or exchange offer.

“Original Issue Date” means August 6, 2015.

“Outstanding” means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, any Governmental Entity or other entity.

“Record Date” has the meaning set forth in Section 3.1(b).

“SEC” means the United States Securities and Exchange Commission.

“Spin-Off” means a dividend or other distribution on the Common Stock of shares of the Company’s capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Subsidiary” shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

“Trading Day” means any day on which the Common Stock is traded on a national securities exchange, provided that “Trading Day” shall not include any day on which there is a material suspension or limitation imposed on trading of the Common Stock during the one-half hour period ending on the scheduled close of trading on such national securities exchange. If the Common Stock is not listed on a national securities exchange, then “Trading Day” means a “business day”.

“Warrants” means this Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of Warrant Shares for which they may be exercised and their date of issuance.

“Warrant Shares” means 5,500,000 shares of Common Stock underlying the Warrants, subject to adjustment in accordance with Section 3 below.

“Warrants Purchase Agreement” means that certain Warrants Purchase Agreement, dated as of the date hereof, by and between the Company and the Initial Holder.

2. Exercise of Warrant.

2.1 Method of Exercise; Payment. From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date, the Holder shall have the right on any business day to exercise this Warrant, in whole or in part, with respect to any Warrant Shares, by surrender of this Warrant to the Company at its principal office (unless previously surrendered in connection with a prior exercise or transfer), accompanied by an exercise notice substantially in the form attached hereto, executed by the Holder. Thereupon, the Holder shall be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares equal to:

(i) (x) the Market Price minus (y) the Exercise Price

which shall then be

multiplied by

(ii) the number of Warrant Shares which such Holder would be entitled to receive upon exercise of such Warrant for the number of Warrant Shares designated in such exercise notice (the product of the multiplication in clauses (i) and (ii), the “Warrant Shares Cash Amount”)

which shall then be

divided by

(iii) the Market Price.

2.2 Issuance of Shares of Common Stock on Exercise. As promptly as practicable after the exercise of this Warrant, and in any event within three (3) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 7 hereof), a book-entry position or certificate, as applicable, for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Market Price.

2.3 Shares To Be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein).

2.4 Issuance of New Warrants; Company Acknowledgment. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within three (3) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, including, but not limited to, the exercise of all or a portion of the remainder of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2.5 Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

2.6 Cooperation with Filings.

(a) The Company shall promptly, (i) upon the request of the Initial Holder, use its commercially reasonable efforts to cooperate with, and assist the Initial Holder, or any of its Affiliates in any regulatory consent, filing, notification or clearance that the Initial Holder determines, upon the advice of counsel, is advisable, prior to or in connection with the exercise of any Warrant and (ii) upon the request of any Holder, use its commercially reasonable efforts to cooperate with, and assist any other

Holder, or any of its Affiliates in any consent, filing, notification or clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), prior to or in connection with the exercise of any Warrant. Each party shall promptly furnish to the other party all necessary information and provide reasonable assistance as the other party may reasonably request in connection with such regulatory process. Each party shall keep the other party apprised of the status of any communication with, and any inquiries or requests for additional information from, any Governmental Entity (or other Person regarding any of the transactions contemplated by this Agreement) with respect to such regulatory process and shall use its respective commercially reasonable efforts to comply promptly with any such inquiry or request (and, unless otherwise prohibited by law, provide copies of any such communications that are in writing).

(b) To the extent necessary to enable any Holder (including the Initial Holder) from time to time following the Closing to exercise all, or a portion, of its then-outstanding Warrants for Warrant Shares without the filing of a notification under the HSR Act at the time of any such desired exercise, the Company shall cooperate with, and assist, such Holder to complete (i) promptly following the Closing, an annual notification to comply with the requirements of the HSR Act, and (ii) prior to the expiration of any such annual notification, a subsequent annual notification to comply with the requirements of the HSR Act.

(c) All fees, costs and expenses incurred in connection with Section 2.6(a) and 2.6(b) above shall be paid by the party incurring such costs or expenses.

(d) In the event the Initial Holder reasonably determines after using its reasonable commercial efforts that any regulatory consent, filing, notification or clearance that the Initial Holder determines is advisable, prior to or in connection with the exercise of any Warrant (including filings required to be made by the Company), as described in this Section 2.6, cannot be obtained or any regulatory body declines to provide any such consent or clearance, the Holder shall provide written notice to such effect (the “Consent Notice”) and following receipt of the Consent Notice, the Company shall use its commercially reasonable efforts to assist the Initial Holder in selling the Warrants or the Warrant Shares promptly.

2.7 Conditions. Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any other transaction or event, such exercise may, at the election of the Holder, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

2.8 Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Warrant Shares shall terminate at 5:00 P.M. New York time, on the Expiration Date.

3. Adjustment of Exercise Price and Warrant Shares. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as described in this Section 3.

3.1 Subdivision or Combination of Stock; Stock Dividends. If at any time or from time to time after the date hereof, the Company shall (a) subdivide (by way of stock split or otherwise) its outstanding shares of Common Stock, (b) declare a dividend or make a distribution upon any class or series of stock of the Company payable in Common Stock or (c) combine the Common Stock (whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such event by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clauses (a) or (c) of this paragraph shall become effective immediately after the effective date of such subdivision or combination and any adjustment made pursuant to clause (b) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.1.

3.2 Distribution of Rights, Options or Warrants. If at any time or from time to time after the date hereof, the Company shall distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Price of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction of which the numerator shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such distribution and (ii) the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Price of the Common Stock over such 10 consecutive Trading Day period and of which the denominator shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such distribution and (ii) the total number of shares of Common Stock issuable pursuant to such rights, options or warrants. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because such rights, options or warrants were not exercised, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Expiration Date and are not so distributed, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect if the announcement of such distribution had not occurred.

3.3 Distribution of Capital Stock, Evidence of Indebtedness or Other Assets. If at any time or from time to time after the date hereof, the Company shall distribute to all or substantially all holders of Common Stock shares of capital stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire capital stock or other securities (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Section 3.1 or Section 3.2 above; (ii) dividends or distributions paid exclusively in cash described in Section 3.4 below; and (iii) Spin-Offs), the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction of which the numerator shall be the difference between (i) the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution and (ii) the fair market value (as determined in good faith by the board of directors of the Company) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options, or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the ex-dividend date for such distribution and of which the denominator shall be the average of the Closing Price of the Common Stock over such 10 consecutive Trading Day period. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. No adjustment pursuant to this Section 3.3 shall result in an increase of the Exercise Price. If such distribution is scheduled to be paid or made prior to the Expiration Date and is not so paid or made, the Exercise Price shall be readjusted to the Exercise Price if such distribution had not been announced. In the case of rights, options or warrants, if such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect if the announcement of such distribution had not occurred.

With respect to an adjustment pursuant to this Section 3.3 where there has been an announcement of a Spin-Off, the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction of which the numerator shall be the average of the Closing Price of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the ex-dividend date for the Spin-Off and of which the denominator shall be the sum of (i) the average of the Closing Price of the Common Stock over such 10 consecutive Trading Day period and (ii) the average of the Closing Price of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over such 10 consecutive Trading Day period.

The adjustment to the Exercise Price under the preceding paragraph of this Section 3.3 will be determined on the last day of the 10 consecutive Trading Day period commencing on, and including, the ex-dividend date for the Spin-Off, but will be given effect immediately after the record date for the Spin-Off.

3.4 Cash Dividend. If at any time or from time to time after the date hereof, the Company shall distribute to all or substantially all holders of Common Stock an extraordinary cash dividend or distribution (which shall not include regular quarterly cash dividends payable on the Common Stock as approved by the board of directors of the Company), the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such dividend or distribution by a fraction of which the numerator shall be the difference between (i) the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution and (ii) the amount in cash per share that the Company pays or distributes to all or substantially all holders of the Common Stock and of which the denominator shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend or distribution. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. No adjustment pursuant to this Section 3.4 shall result in an increase of the Exercise Price. If any dividend or distribution described in this Section 3.4 is scheduled to be paid or made prior to the Expiration Date but is not so paid or made, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

3.5 Payment for Tender or Exchange Offer for Common Stock. If at any time or from time to time after the date hereof, the Company or any of its subsidiaries shall make a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such payment by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender or exchange offer) multiplied by the average of the Closing Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date and of which the denominator shall be the sum of (i) the aggregate value of all cash and any other consideration (as determined in good faith by the board of directors of the Company) paid or payable for shares of Common Stock purchased in such tender or exchange offer and (ii) the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer) multiplied by the average of the Closing Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Exercise Price under the preceding paragraph of this Section 3.5 shall be determined at the close of business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the open of business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the Exercise Date, then references within this Section 3.5 to 10 Trading Days shall be deemed to be replaced, solely in respect of such Exercise Date, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the Exercise Date. No adjustment pursuant to this Section 3.5 shall result in an increase of the Exercise Price.

3.6 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders of the Warrant such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such exercise.

3.7 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities approved by the board of directors of the Company (other than Excluded Stock) without consideration or for consideration per share less than 95% of the Closing Price per share of the Common Stock immediately prior to the earlier of (i) the date of such issuance or (ii) the date on which a binding agreement is entered into by the Company in respect of such issuance (the “Issuance Price”), then such Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(i) the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

(ii) a fraction of which (x) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance and (ii) the aggregate consideration to be received upon the issuance of the Common Stock divided by the Issuance Price and (y) the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance.

For purposes of this Section 3.7, “fully diluted basis” shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with Generally Accepted Accounting Principles in the United States.

3.8 Upon Acquisition of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Closing Price (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) per share of Common Stock immediately prior to such event, then the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

(i) the Exercise Price in effect immediately prior to such event by

(ii) a fraction of which (x) the denominator shall be the Closing Price per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

(A) (1) the product of (a) the number of shares of Common Stock outstanding on a fully diluted basis and (b) the Closing Price per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Company upon exercise, conversion or exchange), by

(B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such event.

Notwithstanding anything in this Section 3.8, this Warrant shall not be adjusted pursuant to this Section 3.8 if it is already subject to adjustment pursuant to Section 3.5.

3.9 Provisions Applicable to Adjustments. For the purposes of any adjustment of the Exercise Price pursuant to Section 3.7 or 3.8, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefore after deducting therefrom an discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof.

(iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

(D) upon the expiration of any options to purchase or rights to subscribe for Common Stock which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of Common Stock, if any actually issued upon the exercise of such options to purchase or rights to subscribe for Common Stock, and the consideration received therefor was the consideration actually received by the Company for the issue of the options to purchase or rights to subscribe for Common Stock that were exercised, plus the consideration actually received by the Company upon such exercise; and

(E) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

3.10 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 3 would be less than one-tenth (1/10) of one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate to at least one tenth (1/10) of one percent (1%) of such Exercise Price. Notwithstanding the foregoing, all carried forward adjustments not yet made shall be made immediately prior to any exercise, whether full or partial, of this Warrant.

3.11 Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Shares that will be received upon exercise of this Warrant shall be increased or decreased proportionally, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

3.12 Limitation on Corporate Actions Requiring an Adjustment to the Exercise Price.

(a) The Company hereby agrees not to undertake any action or enter into any agreement that would result in the Company being required under Section 3 to adjust the Exercise Price below the Initial Exercise Price unless either (a) the Company has previously obtained stockholder approval to issue the Warrant Shares for less than the greater of book or market value of the stock (each as determined under NASDAQ Listing Rule 5635(d)(ii)), or (b) notwithstanding Section 2.1 hereof, the Company, at the time of exercise of the Warrant, agrees to issue to the Holder (i) no more than the maximum number of Warrant Shares that can be issued without the requirement of approval of the Company’s stockholders under NASDAQ Rule 5635, and (ii) cash in lieu of such additional Warrant Shares that would otherwise be issued to the Holder at the time of exercise (calculated based on the Market Price on the date when such Warrant Shares would otherwise be required to be issued).

3.13 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 3, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 3, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 7.5 below.

4. Registration Rights. The initial holders of the Warrant Shares shall be entitled to the registration rights and other rights applicable to the Warrant Shares provided by the Investors Rights Agreement.

5. Notice of Corporate Actions; Taking of Record; Transfer Books.

5.1 Notices of Corporate Actions.

In case:

(a) the Company shall grant to all or substantially all of the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or shall distribute to all or substantially all holders of Common Stock cash dividends or distributions, shares of capital stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire capital stock or other securities; or

(b) of any reclassification of the Common Stock (other than a subdivision or combination of the Outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(d) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at the principal office of the Company, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the warrant register, at least five (5) days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section 5.1.

5.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a business day.

5.3 Closing of Transfer Books. The Company shall not at any time close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

5.4 Exchange of Warrant. Subject to the provisions of Section 7 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor, each registered in the name of the Holder or, subject to compliance with applicable federal and state securities laws and the terms of this Warrant, in the name of such other Persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes). Each of such new Warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new Warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

6. Transfer Provisions, etc.

6.1 Legends. This Warrant (unless registered under the Securities Act) and all shares of Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) issued in certificated form shall be stamped or imprinted, and each book-entry position shall include a notation, with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

6.2 Mechanics of Transfer.

(a) Any transfer of all or any portion of this Warrant (and the Warrant Shares), or of any interest herein or therein, shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, substantially in the form attached hereto and, if reasonably requested by the Company, a representation in writing that such transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from, or in a transaction not subject to, registration under the Securities Act of 1933, as amended. In the event of any such transfer of this Warrant, subject to compliance with applicable federal and state securities laws, the Company shall issue as promptly as practicable after the transfer request is delivered, and in any event within three (3) business days, a new Warrant or Warrants of like tenor to the transferee(s), representing, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender, in accordance with

Section 2 hereof. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 6.1 hereof, except that such certificate shall not bear such restrictive legend, if such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws. Moreover, the Company shall, at the time of any transfer of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such transfer in accordance with the provisions of this Warrant, including, but not limited to, the exercise of all or a portion of the remainder of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

(b) In the event of any transfer of all or any portion of this Warrant in accordance with Section 6.2(a) above, the Company shall issue (i) a new warrant of like tenor to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant at the time of said transfer, and (ii) a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, if any, and cash, securities or other property, if any, purchasable by the Holder of the portion of this Warrant not transferred. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

6.3 No Restrictions on Transfer. Subject to compliance with applicable federal and state securities laws, this Warrant and any portion hereof, the Warrant Shares and the rights hereunder may be transferred by the Holder in its sole discretion at any time and to any Person or Persons, including, without limitation, Affiliates and affiliated groups of such Holder, without the consent of the Company.

6.4 Warrant Register. The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants. The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register. The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.

6.5 Lost, Stolen or Destroyed Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and customary unsecured indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date and representing the same rights represented by such lost, stolen, destroyed or mutilated warrant and any such lost, stolen. mutilated or destroyed Warrant thereupon shall become void.

7. General.

7.1 Authorized Shares, Reservation of Shares for Issuance. (a) The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be required for issuance of the Warrant Shares. All Warrant Shares issuable pursuant to the terms hereof, when issued upon exercise of this Warrant in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein). Before taking any action that would result in an adjustment in the number of shares of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any Warrant Shares required to be reserved for issuance upon exercise of Warrants require registration or qualification with any Governmental Entity under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

(b) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value (if any) of the shares of Warrant Shares deliverable upon exercise of the Warrant or that would cause the number of shares of Warrant Shares issuable upon exercise of the Warrant to exceed (when taken together with all other Outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and nonassessable Warrant Shares issuable upon exercise of the Warrant at such adjusted exercise price.

7.2 No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant, free and clear of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein), and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

7.3 No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends (except as expressly provided herein) or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued Warrant Shares in accordance with the provisions hereof and continues to hold Warrant Shares.

7.4 No Recourse. This Warrant may only be enforced against, and any action that may be based upon, arise out of or relate to this Warrant, or the negotiation, execution or performance of this Warrant may only be made against the entities that are expressly identified as parties hereto (or their successors and permitted assigns, or any third party beneficiaries hereto) and none of (a) the Holder’s or any of its Affiliates’ or any direct or indirect stockholders (other than the Holder), members, managers, directors, officers, employees, agents, representatives or assignees of any of the foregoing (collectively, the “Holder Related Parties”) or (b) the Company’s or any of its Affiliates’ stockholders (other than the Company, or as otherwise contemplated by this Agreement), members, managers, directors, officers, employees, agents, representatives or assignees of any of the foregoing (collectively, the “Company Related Parties”), in each case, shall have any liability for any obligations or liabilities of the other parties to this Warrant or for any action (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the parties hereunder against the other parties to this Warrant, in no event shall (i) the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Warrant against, commence any actions for breach of this Warrant against, or seek to recover monetary damages from, any Holder Related Party, or (ii) the Holder or any of its Affiliates, and the Holder agrees not to and to cause its Affiliates not to, seek to enforce this Warrant against, commence any actions for breach of this Warrant against, or seek to recover monetary damages from, any Company Related Party.

7.5 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third]day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

(a) All correspondence to the Company shall be addressed as follows:

Lumos Networks Corp.

One Lumos Plaza

Waynesboro, Virginia 22980

Attention: Mary McDermott

Email: mcdermottm@lumosnet.com

With a copy to (which shall not constitute notice):

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

Attention:	David M. Carter
R. Mason Bayler, Jr.

Email:	david.carter@troutmansanders.com
mason.bayler@troutmansanders.com

(b) All correspondence to the Initial Holder shall be addressed as follows:

Lumos Investment Holdings, Ltd.

375 Park Avenue, 17th Floor

New York, NY 10152

Attention:	William Pruellage
Jordan Lee

Email:	wpruellage@pamplonafunds.com
jlee@pamplonafunds.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention:	Kenneth M. Wolff
Michael J. Schwartz

Email:	kenneth.wolff@skadden.com
michael.schwartz@skadden.com

8. Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of at least 50% of the Warrant Shares issuable pursuant to the Warrants; provided that any provision that applies to the Initial Holder only may only be amended or waived upon the written consent of the Initial Holder.

9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and the parties hereby consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agrees that service of process on a party as provided in Section 15(a) shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

10. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

11. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

12. Construction. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

13. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Accordingly, the Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

14. Entire Agreement. This Warrant, the Warrants Purchase Agreement and the Investor Rights Agreement constitute the entire agreement between the parties hereto and thereto respecting the subject matter hereof and thereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

LUMOS NETWORKS CORP.

By:	/s/ Timothy G. Biltz
Name:	Timothy G. Biltz
Title:	President and Chief Executive Officer

[Signature Page to Warrant]

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received,                      hereby sells, assigns and transfers unto                      the attached Warrant [    % of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      attorney to transfer said Warrant [said percentage of said Warrant] on the books of LUMOS NETWORKS CORP., a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated: ,
Signature

FORM OF EXERCISE NOTICE

To Lumos Networks Corp.:

The undersigned registered holder of the attached Warrant hereby irrevocably exercises such Warrant with respect to                 1 Warrant Shares which such holder would be entitled to receive upon the exercise hereof, and requests that the book-entry position or the certificates for such shares be issued in the name of, and delivered to                     , whose address is as follows:

Such exercise is being made in accordance with Section 2.1 of the attached Warrant.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

The undersigned hereby acknowledges receipt of this Exercise Notice and authorizes issuance of the shares of Common Stock described above.

LUMOS NETWORKS CORP.

By:
Title:
Date:

[1]	Insert here the number of Warrant Shares into which the Warrant is exercisable (or, in the case of a partial exercise, the number of Warrant Shares as to which the Warrants evidenced by this Warrant Certificate are then being exercised). In the case of a partial exercise, a new Warrant Certificate will be issued and delivered, representing the unexercised portion of the Warrants, to the holder surrendering this Warrant Certificate.